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                                                                    EXHIBIT 10.4

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 11th day of November, 2005, by and between NNN Pacific Corporate Park 1, LLC and NNN Pacific Corporate Park VF, LLC, ("Seller"), and Makoil Inc. ("Buyer"), with reference to the following facts:

      A. Seller owns certain real property located in Orange County, California and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Pacific Corporate Park located at 25371 Commercentre Drive, Lake Forest, California and such other assets, as the same are herein described.

      B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.    Purchase and Sale.

      1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer by grant deed, Seller's entire right, title and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

            1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

            1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

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            1.1.3.  All tangible and intangible personal property owned by
                    Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, and all related intangibles including Seller's interest, if any, in the name "Pacific Corporate Park (25371 Commercentre Drive)" (the "Personal Property");

            1.1.4. To the extent transferable, all service contracts, agreements, warranties and guaranties relating to the operation of the Property and all contractual and other rights, and claims against third parties, regarding the Property (the "Contracts"); and

            1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.    Purchase Price.

      The total Purchase Price of the Property shall be SEVEN MILLION THREE HUNDRED THIRTY FIVE THOUSAND Dollars ($7,335,000.00) ("Purchase Price") payable as follows:

      2.1.  Deposit/Further Payments/Down Payment.

            2.1.1. Within two (2) business days after Opening of Escrow (as hereinafter defined), Buyer (or Buyer's 1031 Exchange Intermediary) shall deposit into Escrow the amount of $100,000.00 (the "Deposit"), in the form of a wire transfer payable to Commonwealth Land Title Company, at 2301 Dupont Drive, Suite 450, Irvine, CA 92626, Attn: Michele Mesh ("Escrow Holder"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account.

            2.1.2. On or before Close of Escrow, Buyer (or Buyer's 1031 Exchange Intermediary) shall deposit into Escrow the balance of the Purchase Price, by wire transfer payable to Escrow Holder.

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3.    Title to Property.

      3.1.  Title Insurance.

            3.1.1. Escrow Holder will obtain a Standard Coverage CLTA owner's policy of title insurance from Commonwealth Land Title Company (the "Title Company") with their standard provisions and exceptions (the "Title Policy") in the amount of the Purchase Price. The Title Policy is to be free and clear of encumbrances except the Permitted Exceptions (hereafter defined).

      3.2.  Procedure for Approval of Title.

            During the Inspection Period (hereafter defined) Buyer shall review the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then within eight (8) days after the Opening of Escrow, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Should Seller elect to attempt to cure or remove the objections, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures such title objections, to Buyer's reasonable satisfaction within ten (10) days after the date of Buyer's written notice of objections. Unless Seller provides written notice to Buyer within two (2) days after the date of Buyer's written notice of objections that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller within five (5) days after expiration of such two (2) day period and returning the Due Diligence Items (hereinafter defined) or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey or described in the Title Report, except for monetary liens for indebtedness of the Seller and any matters the Seller has agreed to cure in writing, shall be deemed "Permitted Exceptions."

4.    Due Diligence Items.

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      4.1.  Seller shall deliver to Buyer copies of each of the following within two (2) business days of the Opening of Escrow (collectively, the "Due Diligence Items"):

            4.1.1.  The existing survey of the Property, if any (the "Survey");

            4.1.2. A current preliminary title report or title commitment (the "Title Report") for the issuance of policy of title insurance to Buyer from the Title Company, together with good and legible copies of all documents constituting exceptions to the title as reflected in the Title Report as well as copies of all documents referenced in the legal description for the Property, (collectively referred to hereinafter as the "Title Documents");

            4.1.3. A list and copies of all permits, licenses, government authorizations, contracts, including leases, service contracts, warranties, management, maintenance, leasing commission and other agreements affecting the Property, if any, and all modifications amendments and extensions thereto. Seller agrees not to enter into any additional leases, contracts or agreements prior to closing which cannot be canceled upon thirty (30) days written notice without cost, penalty, or obligation unless such leases, contracts or other agreements are approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed;

            4.1.4. All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession or control of Seller, if any;

            4.1.5. True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

            4.1.6. A schedule and detailed description of all threatened, current and pending litigation, mediation, arbitration and administrative proceedings (including any notices of violations from any governmental agency or property owners association) with respect to the Property or any part thereof, if any;

            4.1.7. Operating statements for the most recent two calendar years; and for the first nine (9) months of 2005.

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            4.1.8.  The tenant files, books and records relating to the ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours during the entire Inspection Period at Seller's Orange County, California management office;

            4.1.9. An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any; and

            4.1.10. A Natural Hazard Disclosure Statement has been provided to
                    Buyer, and Buyer approves of such statement.

            4.1.11. A list of construction, repairs, modifications and improvements made on/to the Property in the last two (2) years.

            4.1.12. Within ten (10) days after opening Escrow, Seller shall deliver estoppel certificates, in the form attached hereto as Exhibit B. from tenants representing all of the square feet which are leased and occupied by tenants as of the date this Agreement is fully executed; provided, however, that if Seller is unable to deliver such estoppel certificates, despite using commercially reasonable efforts to obtain them, Seller shall not be in default of this Agreement.

            4.1.13. The following documents which are referred to in the
                    Declaration of Covenants, Conditions and Restrictions for Pacific Commercentre, to the extent they are recorded in the public record or are in Seller's possession or control:

                    (a) Articles of Incorporation of Pacific Commercentre Owners
                        Association;

                    (b) Bylaws of Pacific Commercentre Owners Association;

                    (c) Pacific Commercentre Planned Community District
                        Regulations;

                    (d) Pacific Commercentre Planning and Design Guidelines
                        (including Site Planning Criteria, Architectural Criteria, Landscape Criteria, Lighting Criteria and Signage Criteria);

                    (e) Pacific Commercentre Feature Plan; and

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                    (f) All amendments and modifications to the above.

            4.1.14. Buyer acknowledges that Buyer has received the following documents which are referred to in the Declaration of Covenants, Conditions and Restrictions, and Reservation of Easements for Pacific Corporate Park, to the extent they are recorded in the public record or are in Seller's possession or control:

                    (a) Articles of Incorporation of the Pacific Corporate Park
                        Owners Association;

                    (b) Bylaws of the Pacific Corporate Park Owners Association;

                    (c) Rules and Regulations adopted by the Board of Directors of the Pacific Corporate Park Owners Association; and

                    (d) All amendments and modifications to the above.

            If Buyer determines that any of the Due Diligence Items specifically described above have not been delivered within the time set forth above, Buyer shall give Seller written notice specifying the missing items, with five (5) business days of the date upon which they should have been delivered. Any item not listed on such a Buyer notice shall be conclusively deemed to have been timely delivered. If within two (2) business days of receipt of such a Buyer notice Seller sends either the missing materials or a notice advising that such materials are not within Seller's possession or control, the Inspection Period shall not be extended because of the failure to deliver the Due Diligence Items within the time specified.

5.    Inspections.

      Buyer, at its sole expense, shall have the right to review and inspect the Due Diligence Items and conduct feasibility, environmental, engineering and physical studies and other tests and inspections (the "Inspections") of the Property at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller's agent at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable

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      to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement and obtain a full refund of the Deposit, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages to the extent incurred by Seller as a result of any Inspections; provided, however, that Buyer shall not be deemed liable for merely discovering a preexisting condition.

      5.1.  Approval.

            5.1.1.  Subject to Seller complying with its obligations under
                    Section 4.1 above, Buyer shall have until November 25, 2005 ("Inspection Period") to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections within the Inspection Period, this Agreement and the Escrow shall thereupon be terminated and Buyer shall receive a full refund of its Deposit. Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

            5.1.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations.

            5.1.3. Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by

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                    third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.

6.    Escrow.

      6.1.  Opening.

            Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further reasonable instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require reasonable further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such reasonable further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

      6.2.  Close of Escrow.

            6.2.1. Escrow shall close ("Close of Escrow") no later than December 28, 2005.

      6.3.  Buyer Required to Deliver.

            Buyer (or Buyer's 1031 Exchange Intermediary with respect to payment of Deposits and other funds, excluding funds to be provided through third party lender financing) shall deliver to Escrow the following:

            6.3.1. Within two (2) business days of the Opening of Escrow, the Deposit;

            6.3.2. On or before Close of Escrow, the payment required by Paragraph 2.1.2; provided, however that Buyer shall not be

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                    required to deposit the amount specified in Paragraph 2.1.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, as provided in Section 6.4; (ii) Title Company has committed to issue and deliver the Title Policy to Buyer and Seller and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

            6.3.3. On or before Close of Escrow, such other documents as Title Company may reasonably require from Buyer in order to issue the Title Policy;

            6.3.4. An original, mutually acceptable assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Leases and the Contracts. The Assignment and Assumption Agreement shall incorporate this Agreement by reference, and shall not supersede, replace or modify any of the provisions of this Agreement.

      6.4.  Seller Required to Deliver.

            On or before Close of Escrow, Seller shall deliver to Escrow the following:

            6.4.1. A duly executed and acknowledged grant deed, conveying fee title to the Property in favor of Buyer (the "Grant Deed");

            6.4.2. An executed Certificate of Non-Foreign Status; At the Close of Escrow. Escrow Holder shall withhold all amounts required by federal and state law and shall administer such amounts in accordance with applicable law;

            6.4.3. A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

            6.4.4. Such other documents as Title Company may require from Seller in order to issue the Title Policy;

            6.4.5. Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

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            6.4.6.  Seller shall deliver all records and files relating to the management or operation of the Property, including, without limitation, all maintenance and repair records, permits, licenses, certificates of occupancy, tenant financial statements, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Property; and

            6.4.7. A counterpart original of the Assignment and Assumption Agreement

            6.4.8. At Buyer's request, a recordable Assignment of Declarant's Rights Under Declaration of Covenants, Conditions and Restrictions ("Declarant Assignment") executed and acknowledged by the current declarant if favor of Buyer, as Assignee, in a form similar to the March 20, 2002 Declarant Assignment delivered by DT Partners Three Limited Partnership in favor of NNN Pacific Corporate Park VF, LLC; provided that such Assignment to Buyer shall expressly state that it is made without representation or warranty, express or implied, of any kind or nature.

      6.5.  Buyer's Costs.

            Buyer shall pay the following:

            6.5.1.  One-half (1/2) of Escrow Holder's fees, costs and expenses;

            6.5.2. All other costs customarily borne by purchasers of real property in Orange County, California; and

            6.5.3. If Buyer elects to obtain special endorsements on extended coverage title insurance, the amount by which the premium for special endorsements on an extended coverage policy of title insurance exceeds the premium for the Title Policy.

      6.6.  Seller's Costs.

            Seller shall pay the following:

            6.6.1.  One-half (1/2) of Escrow Holder's fees, costs and expenses;

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            6.6.2.  The cost of the basic CLTA title insurance premium;

            6.6.3. The cost of recording the Grant Deed, including documentary transfer taxes; and

            6.6.4. All other costs customarily borne by sellers of real property in Orange County, California.

      6.7.  Prorations and Credits.

            6.7.1. Real property taxes, assessments, rents, and all expenses the tenant is required to reimburse under the terms of its lease shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. Security deposits held by Seller shall be given to Buyer as a credit towards the balance of the Purchase Price due at Close of Escrow. Rents, security deposits and cam expenses shall be approved by Buyer prior to Close of Escrow. Any delinquent rents collected by Buyer shall be paid to Seller. Seller shall have the right to pursue any Tenant for delinquent rent, but shall not cause a Tenant to be delinquent for their current rent or become financially unstable. Tax and assessment prorations shall be based on the latest available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow.

            6.7.2. All leasing commissions earned or owing and tenant improvement costs with respect to transactions entered into prior to full execution of this Agreement shall be paid by Seller, and Seller shall indemnify, defend and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions for new Leases executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease.

            6.7.3. Seller agrees to indemnify, defend and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and

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                    reasonable attorneys' fees brought by third parties and
                    based on events occurring on or before the date of closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

            6.7.4. Buyer agrees to indemnify, defend and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on events first occurring subsequent to the date of closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees. The existence of hazardous substances or contamination on the Property at the time of the Close of Escrow shall not be considered an event occurring subsequent to the date of the Close of Escrow.

      6.8.  Determination of Dates of Performance.

            Within 2 days after the Opening of Escrow, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

            6.8.1.  The date of Opening of Escrow pursuant to Paragraph 6.1;

            6.8.2.  The date of receipt of the Title Report by Buyer;

            6.8.3. The date by which title must be approved or disapproved by Buyer pursuant to Paragraph 3.2;

            6.8.4. The date by which the Inspections must be approved or disapproved by Buyer pursuant to Paragraph 5.1.1;

            6.8.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

            6.8.6. The date of Close of Escrow pursuant to Paragraph 6.2, subject to the possible extension of such date pursuant to Paragraph 9.6.

            If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this

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            Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.    Representations, Warranties, and Covenants.

      Seller hereby represents and warrants as of the date hereof to Buyer as follows:

      7.1. Each party of which the Seller is comprised is a limited liability company duly formed and validly existing under the laws of the state in which it was formed. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

      7.2. Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or option relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

      7.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      7.4. Seller represents and warrants the following to the actual knowledge of Kent Peters, Asset Manager, and Marge Almond, property manager, without the duty of investigation:

            (a) All of the Due Diligence Items which were prepared by the Seller, including the rent roll and operating statements, are accurate. Seller makes

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            no representations about the Due Diligence Items which were prepared by third parties;

            (b) There are no existing material structural defects or any material structural defects Seller has repaired or cured in the past, including problems with the roof, walls, foundation, plumbing, electrical systems, heating, air conditioning and ventilation systems;

            (c) There have been no slipping, sliding, settling, flooding, ponding, grading, drainage or soils problems;

            (d) There are no aspects or conditions of the property which violate applicable laws, codes or ordinances;

            (e) No improvements, alterations or repairs have been made without a permit where a permit was required;

            (f) No government agency has ordered or directed that any repair, remediation or retrofit work be done that has not been completed to the satisfaction of the government agency;

            (g) Seller is not aware of any hazardous substances or contamination on or beneath the property or any adjacent property in quantities or concentrations that could be harmful to human health or the environment because of flammability, toxicity, reactivity or corrosiveness, such as asbestos, lead based paint, transformers containing PCBs or toxic mold;

            (h) There is no fire or water damage or dry/damp rot on the property which is not apparent;

            (i) Seller is not aware of any insect or vermin infestations on the property which are not obvious;

            (j) Seller is not aware of any pending or threatened litigation, arbitration, mediation, administrative proceedings, condemnation actions or rezoning. redevelopment or plans or proposals affecting the Property;

            (k) Seller is not aware of any liens, encumbrances, covenants, conditions, restrictions, easements, licenses, charges, assessments, agreements or contracts (other then tenant leases or rental agreements) which affect the property that are not recorded in the official records of the county recorder;

            (1) There are no encroachments or boundary disputes or issues affecting the property or neighboring properties;

            (m) No work has been performed on the property in the last six months which has not been paid for and/or which could result in a mechanic's or material supplier's lien on the property;

            (n) No tenants are currently delinquent in payment of their rent or otherwise in breach or violation of their leases or rental agreements;

            (o) Neither Seller nor any tenant is involved as a debtor or debtor in possession in any bankruptcy, insolvency or probate proceedings;

            (p) No insurance company has refused to provide insurance coverage on the property during Seller's period of ownership , nor canceled or refused to extend any insurance coverage or policy on the Property.

            Notwithstanding anything to the contrary in this Agreement, no claim may be brought for any representations contained in this Agreement or obligations arising from this Agreement unless an action is filed within six months of the Close of Escrow.

      7.5.  Covenants of Seller. Seller hereby covenants as follows:

            7.5.1. At all times from the date hereof through the date of closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

            7.5.2. From the date of execution of this Agreement through the date of closing, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option and renewal or extension of the lease for the tenant on the second floor shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

            7.5.3. From the date of execution of this Agreement through the date of closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing;

            7.5.4. Seller shall not, without Buyer's written approval, (a) amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;

            7.5.5. Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property.

            7.5.6. Prior to the Closing Date, Seller shall maintain the Property in its condition as of the date of execution of this Agreement, normal wear and tear excepted.

      7.5 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Except as provided otherwise in this Agreement, Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose;
            (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE GRANT DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, EXCEPT AS PROVIDED OTHERWISE IN THIS AGREEMENT, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR

            AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

      7.6 Buyer and Seller expressly agree that, except for the representations and warranties contained in this Agreement, the Due Diligence Items are being provided solely for Buyer's convenience in assessing the Property and that Buyer shall rely exclusively on its own inspection of the Property and its independently verified information. Except with regard to the obligations expressly set forth in this Agreement and the representations and warranties in this Agreement, Purchaser hereby releases Seller and its agents, representatives and employees from any and all liability relating to the condition of the Property before or after the Close of escrow and any other matter relating to the Property, whether known or unknown at the time of the Close of Escrow. For purposes of the foregoing, Buyer and Seller hereby specifically waive the provisions of Section 1542 of the California Civil Code and any similar law of any other jurisdiction. Section 1542 provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

            BUYER AND SELLER HEREBY EXPRESSLY ACKNOWLEDGE THAT EACH HAS CAREFULLY REVIEWED THIS SECTION AND DISCUSSED IT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THIS AGREEMENT.

                    BUYER INITIALS: __________      SELLER INITIALS:____________

                    BUYER INITIALS: __________      SELLER INITIALS: ___________

            TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, THE PARTIES AGREE THAT THE DISCLAIMERS IN THIS AGREEMENT ARE "CONSPICUOUS"DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW.

            ALL OF THE MATTERS SET FORTH ABOVE IN SECTIONS 7.4, 7.5 AND 7.6 ARE EXPRESSLY SUBJECT TO AND CONDITIONED ON SELLER'S FULL COMPLIANCE WITH ALL DISCLOSURE REQUIREMENTS UNDER APPLICABLE LAW.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

      8.1. Buyer is a corporation duly organized and validly existing under the laws of the state in which it was formed. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally, and equitable powers of courts.

9.    Conditions Precedent to Closing.

      The obligations of Buyer pursuant to this Agreement shall, unless expressly waived by Buyer, be subject to the following conditions precedent:

      9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

            TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, THE PARTIES AGREE THAT THE DISCLAIMERS IN THIS AGREEMENT ARE " CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW.

            ALL OF THE MATTERS SET FORTH ABOVE IN SECTIONS 7.4, 7.5 AND 7.6 ARE EXPRESSLY SUBJECT TO AND CONDITIONED ON SELLER'S FULL COMPLIANCE WITH ALL DISCLOSURE REQUIREMENTS UNDER APPLICABLE LAW.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

        8.1. Buyer is a corporation duly organized and validly existing under the laws of the state in which it was formed. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally, and equitable powers of courts.

9.    Conditions Precedent to Closing.

      The obligations of Buyer pursuant to this Agreement shall, unless expressly waived by Buyer, be subject to the following conditions precedent:

        9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

        9.2. There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at closing.

      9.3. Unless Seller receives notice from Buyer at least thirty (30) days prior to closing, effective as of closing, all management and brokerage agreements affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

      9.4. Seller shall have operated and maintained the Property from and after the date hereof in substantially the same manner as prior thereto.

      9.5. If any such condition is not fully satisfied by closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller whereupon this Agreement may be canceled, upon return of the Due Diligence Items the full Deposit shall be paid to Buyer and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

      9.6. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of Buyer's Notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled and the full Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.

      9.7. Because Buyer's acquisition of the Property is intended to be part of a tax-deferred exchange pursuant to Section 1031 of the Code, Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller's cooperation in such regard shall be at no additional cost, expense, or liability whatsoever to Seller, and that no additional delays in the scheduled Close of Escrow are incurred unless mutually agreed upon by all parties to this Agreement.

      9.8. It shall be a condition precedent to Buyer's obligation to close that Buyer shall not have terminated this Agreement because of the inability of Buyer to secure Acceptable Financing (hereafter defined) within the Financing Contingency Period (hereafter defined). Buyer shall diligently endeavor to secure Acceptable Financing (hereafter defined) during the period which ends December 19, 2005 (the "Financing Contingency Period"). For purposes of this Section, "Acceptable Financing" shall mean a loan in an amount no less than 70% loan to value, with an interest rate of no more than 7%, amortized over no less than 20 years, with no more than a 1% origination fee. If Buyer is unable to secure a commitment for Acceptable Financing within the Financing Contingency Period, Buyer may, within the Financing Contingency Period, terminate this Agreement, in which case the full Deposit shall be refunded to Buyer. In the event Buyer terminates the Agreement during the extended Financing Contingency Period, all of the Deposit shall be refunded to Buyer.

10.   Damage or Destruction Prior to Close of Escrow.

      In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

         10.1. Less than Twenty-Five Thousand Dollars ($25,000), the Close of Escrow shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration;

or if said cost is:

         10.2. Greater than Twenty-Five Thousand Dollars ($25,000), then either Seller or Buyer may elect to terminate this Agreement, in which case upon return of the Due Diligence Items the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification obligations under Paragraph 5.

11.   Eminent Domain.

         11.1. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, the full Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification under Paragraph 5. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

12.   Notices.

         12.1. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by facsimile or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by facsimile or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

         Seller:                 Theresa Hutton
                                 Triple Net Properties, LLC
                                 1551 N. Tustin Ave. #200
                                 Santa Ana, CA 92705
                                 (714) 667-8252
                                 (714) 667-6860 fax

         With Required Copy to:  Joseph J. McQuade, Esq.
                                 Hirschler Fleischer
                                 The Federal Reserve Bank Building, 16th Floor 701 East Byrd Street
                                 Richmond, VA 23219
                                 (804) 771-9502
                                 (804)644-0957 fax

         Buyer:                  Makoil Inc.
                                 Attn: Greg Kozlowski

                              25391 Commercentre Dr., Suite 120
                              Lake Forest, CA 92630
                              (949) 462-9010
                              (949) 462-9012 fax
      Either party may change their address and/or facsimile number for notice purposes by sending notice of such change to the other party in accordance with the above.

13.   Remedies.

      13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option,
            (a) declare this Agreement terminated in which case the full Deposit shall be returned to Buyer and seek actual out of pocket damages not to exceed Fifty Thousand ($50,000); or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.

      13.2. Defaults by Buyer. If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

14.   Assignment.

      Buyer may assign its rights under this Agreement to an entity in which Buyer has a significant interest.

15.   Interpretation and Applicable Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.   Amendment.

      This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.   Attorney's Fees.

      In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

18.   Entire Agreement; Survival.

      This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing of this Agreement, except as expressly limited herein.

19.   Multiple Originals only; Counterparts.

      Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.   Acceptance.

      Time is of the essence of this Agreement. The date of execution of this Agreement by the last of Seller or Buyer shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State of California, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State of California.

21.   Real Estate Commission.

      Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with (a) Grubb & Ellis Company, (b) Lee & Associates and (c) Triple Net Properties Realty, Inc. as its brokers and Buyer has retained NAI Capital as its broker. Brokerage commissions and fees payable to such brokers shall be set forth in separate agreements between Seller and its brokers, and between one or more of Seller's brokers and NAI Capital. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

22.   Exchange.

      Each entity comprising Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall be at no cost, liability or expense to Buyer and shall not otherwise affect the term of this Agreement.

23.   Confidentiality.

      Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                            25371 Commercenter Drive
                                 Lake Forest, CA

EXECUTED on this the 10 day of Nov, 2005.

SELLER:

NNN Pacific Corporate Park 1, LLC, a Virginia limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company,
    Its: Manager

    By: /s/ Richard Hutton
        -----------------------------

    Name: RICHARD HUTTON

    Title: CHIEF INVESTMENT OFFICER

NNN Pacific Corporate Park Plaza VF, LLC, a Virginia limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company
    Its: Manager

    By: /s/ Richard Hutton
        -----------------------------

    Name: RICHARD HUTTON

    Title: CHIEF INVESTMENT OFFICER

EXECUTED on this the 11th day of November, 2005.

BUYER:

Makoil Inc.

By: /s/ Gregg Kozlowski
    ----------------------------------
    Gregg Kozlowski, President

                                    EXHIBIT A

                        Legal Description of the Property

                                   EXHIBIT "A"

All that certain real property situated in the County of Orange, State of California, described as follows:

PARCEL A:

Parcel 3 as shown on Parcel Map No. 2001-247, as per map filed in book 327, pages 27 through 30, inclusive of Parcel Maps in the office of the County Recorder of said County.

EXCEPTING from a portion of said land, any and all minerals located within the real property hereinafter described, including without limitation, all oil, gas, hydrocarbon and similar rights, and all water, water rights, geothermal steam and steam power within or underlying such real property, together with the perpetual right of development thereof, provided, however, that the rights herein conveyed do not include the right to enter upon the surface and top 500 feet of the subsurface of such real property, as provided in deed to Signal Properties, Inc., a California corporation, an undivided one-half interest recorded July 3, 1979 in book 13215, page 646 and to Eastwood Minerals and Energy Company, a California corporation, an undivided one-half interest, recorded July 3, 1979 in book 13215, page 649, both of Official Records.

ALSO EXCEPTING from the remainder of said land, all oil, gas, other hydrocarbons and other minerals in and to said real property in which Grantor presently owns or may obtain an interest, together with the right as hereinafter limited, to drill, redrill, deepen, complete and maintain well holes, under, through and beyond and to drill for, produce, extract, take and remove oil, gas and other hydrocarbon substances (and water necessary therefor) and other minerals from and through said real property, together with rights of way and easements for any and all of the above mentioned purposes, but with no right of entry upon or through said real property, except beneath a depth of 500 feet below the present surface of the said real property, as reserved by the Roman Catholic Archbishop of Los Angeles, a corporation sole, by deed recorded June 23, 1976 in book 11784, page 827 of Official Records.

PARCEL B:

Easements as set forth in Covenants, Conditions and Restrictions recorded January 10, 1991 as Instrument No. 91-013945, as amended by instruments recorded October 4, 1991 as Instrument No. 91-540892; September 10, 1992 as Instrument No. 92-606715; October 1, 1993 as Instrument No. 93-0666712; February 16, 1996
as Instrument No. 19960074202; December 30, 1996 as

Instrument No. 19960655380; and December 19, 1997 as Instrument No. 19970654599, all of Official Records, and as set forth in Covenants, Conditions and Restrictions recorded November 3, 2000 as Instrument No. 20000595557, as amended by instruments recorded March 25, 2002 as Instrument No. 20020243642 and recorded August 29, 2002 as Instrument No. 20020730519, both of Official Records.

Assessor's Parcel Number: 610-362-10

                                    EXHIBIT B

                              Estoppel Certificate

                              ESTOPPEL CERTIFICATE

To: ___________________________           Loan No. ________________________

    ___________________________

    ___________________________

    ___________________________
    (to be completed by Purchaser)
    ["Lender"]

       and

    Makoil Inc. ["Purchaser"]

PROPERTY TO BE MORTGAGED: 25371 Commercentre Drive, Lake Forest, California [the "Property"]

PREMISES OCCUPIED BY TENANT: 25371 Commercentre Drive, Suite._________________, Lake Forest, California, which is approximately _____________ square feet [the "Premises"].

TENANT'S NAME: _____________________________________________________ ["Tenant"].

DESCRIPTION OF TENANT'S BUSINESS: ______________________________________________
________________________________________________________________________________

CURRENT LANLORD'S/LESSOR'S NAME: NNN Pacific Corporate Park 1, LLC and NNN Pacific VF, LLC, both Virginia limited liability companies [collectively "Landlord"].

PROSPECTIVE PURCHASER'S/BORROWER'S NAME: Makoil Inc., a Nevada corporation ["Purchaser"]

Landlord requests that Tenant complete and return this Estoppel Certificate for the benefit of Lender and Purchaser (together with their respective successors and assigns) in connection with Purchaser's pending acquisition of the Property and a pending loan from Lender to Purchaser [the "Loan"] which will be secured by a mortgage or deed of trust on the Property.

TENANT STATEMENTS ABOUT ITS LEASE

Unless otherwise stated by Tenant in Item 21 below, Tenant certifies and confirms to Lender and Purchaser as follows:

1. An accurate and complete copy of Tenant's original office lease and all amendments thereto are attached to this Estoppel Certificate as Schedule A [collectively the "Lease"]. There are no other amendments, modifications, supplements, extensions or renewals of or to the Lease. The Lease (a) embodies the entire agreement of Tenant and Landlord concerning the use and occupancy of the Premises, (b) has not been terminated, cancelled, revoked or rescinded in any manner (and Tenant has not given Landlord any notice of any such matters), and (c) is currently in full force and effect.

2. Tenant has not assigned, sublet, encumbered or otherwise transferred or conveyed all or any part of the Premises or Lease, or entered into any agreement or commitment to do any of the above. No person or entity other than Tenant is in possession of all or any part of the Premises.

3. To the best of Tenant's knowledge (a) no rental or leasing commission remains unpaid with respect to the Premises or Lease, (b) no construction, repair or improvement work has been made to the Premises which has not been fully paid for, and (c) the Premises and Property are owned solely by Landlord, who holds the entire interest of the lessor under the Lease.

4. Tenant currently (a) is the sole tenant and occupant of the Premises, (b) subject to the terms of the Lease, has unconditionally accepted full possession of the Premises, (c) is open for business and operating such business from the Premises, and (d) pays the rent and operating expenses due under the Lease and otherwise performs Tenant's other obligations and responsibilities under the Lease.

5. Except as provided below (a) all tenant improvement work and other construction, repair and improvement work to be performed by Landlord or Tenant under the Lease has been completed, and no un-reimbursed construction or fix-up allowances are due Tenant, (b) no damage to the Premises or Property exists which has not been repaired, (c) the Premises and the common areas of the Property (including, without limitation, parking areas, sidewalks, access ways, elevators and landscaping) are in compliance with the Lease and are satisfactory for Tenant's purposes and (d) the windows, walls, roof, ceiling and foundation are free of leaks and in good repair. The only exception(s) to the above is described as follows: __________________________________________________________
________________________________________________________________________________

_______________________________________________________________________________.

6. The Lease and Tenant's obligations under the Lease are guaranteed by: _______
_______________________________________________________________________________.

7. No breach or default by Tenant or Landlord currently exists under the Lease. No event or condition exists which would be a breach or default under the Lease if notice had been given or applicable grace/cure periods had expired (or both). With the exception of __________________________________________________________
______________________, Tenant has no setoffs, credits, claims or defenses to Tenant's obligation to pay rent, operating expenses or other charges to be paid under the Lease (including, without limitations, applicable common area charges) or to enforcement of the Lease.

8. The original Lease term, and rent commencement date, began _________________. The current Lease term (excluding extension options) ends on __________________, and Tenant has no option or right to terminate or cancel the Lease prior to such date.

9. Tenant has no options or right to extend the term of the Lease, to lease additional space in the Property, or to purchase the Premises or Property except for the following:

________________________________________________________________________________

________________________________________________________________________________

10. Effective January 1, 2006, the Minimum Base Rent for the Premises is as follows:

                                            Monthly               Total
                                            Rent Per             Monthly
            Rental Period                 Square Foot              Rent
-------------------------------------  -----------------  ----------------------
January 1, 2006   to ________________  $________________  $_____________________
_________________ to ________________  $________________  $_____________________
_________________ to ________________  $________________  $_____________________
_________________ to ________________  $________________  $_____________________
_________________ to ________________  $________________  $_____________________
_________________ to ________________  $________________  $_____________________

Tenant is obligated to pay its share of Operating Expenses during the entire remaining term of the Lease. Except as indicated above, there is no free/abated rent under the Lease.

11. Tenant's share of Operating Expenses under the Lease is ________%.

12. Tenant's last payment of Base Rent in the amount of $ __________________ was paid on ____________________, 2005. Tenant's last payment of Operating Expenses in the amount of $ ________________ was paid on __________________, 2005. No other advance Base Rent or Operating Expenses have been paid by Tenant.

13. Tenant has not paid any refundable deposits under the Lease except for a security deposit in the amount of $_______________. No portion of the security deposit has been applied by Landlord towards Tenant's obligations under the Lease.

14. No bankruptcy, reorganization, insolvency or similar proceedings under any state or federal law has commenced or is currently proceeding in which Tenant is the debtor.

15. Tenant has all licenses and permits which Tenant must have to operate its business from the Premises, and all are current and have not been revoked.

16. Since taking possession of the Premises, Tenant has not received any notice that the Premises or Tenant's use of the Premises violates any applicable law, regulation, ordinance or directive of any governmental authority or agency or insurance company.

17. Since taking possession of the Premises, Tenant has not stored, generated, manufactured, refined, treated, transported, disposed or in any way used materials which are considered hazardous substances or wastes under applicable environmental laws and regulations (including, without limitation, petroleum or petroleum by-products) at the Premises or on any other part of the Property, except for de minimus quantities incidental to the cleaning or operation of Tenant's business.

18. Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control or any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States, nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

19. Tenant understands that a condition of the Loan may require Lender's consent to any future amendment, waiver, expansion or renewal (except for expansion or renewal rights currently permitted to Tenant by the express terms of the Lease), and no modification, waiver, expansion or renewal made without Lender's written consent will be enforceable against Landlord or Purchaser.

20. Tenant understands that a condition of the Loan may prohibit Landlord from accepting Tenant's rent more than 30 days prior to its due date, and no payment of rent by Tenant more than 30 days in advance will be binding on Lender.

21. Listed below (or on Schedule B attached hereto by Tenant) are any exceptions asserted by Tenant to the foregoing statements 1-20. (Lender has no obligation to address Tenant's exceptions in connection with the Loan):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________.

BY SIGNING BELOW:

- Tenant acknowledges that Purchaser's decision to acquire the Property and Lender's decision to provide financing to Purchaser for the purpose of acquiring the Property is based in material part on the certifications set forth above. Tenant agrees that Purchaser and Lender and their respective successors, assigns, and personal representatives may rely on such certifications when making such decisions.

- Tenant certifies that all information stated in this Estoppel Certificate is accurate and correct in all material respects and does not omit any material fact that would make any statement false or misleading, and that the undersigned representative of Tenant is duly authorized to sign this Estoppel Certificate on Tenant's behalf.

- Tenant agrees for a period of sixty days from the date hereof to notify Purchaser and Lender in writing of any changes to the statements made by Tenant in this Estoppel Certificate promptly upon Tenant learning of each such change.

                                     TENANT: __________________________________

Date: _________________, 2005        By: ______________________________________

                                     Print Name: ______________________________

                                     Print Title: _____________________________

BY SIGNING BELOW, Landlord certifies to the best of Landlord's knowledge that the information disclosed by Tenant above is accurate and complete in all material respects and does not omit any material fact that would make any statement false or misleading, and that the undersigned representative of Landlord is duly authorized to sign this Estoppel Certificate on Landlord's behalf.

                                     LANDLORD: NNN Pacific Corporate Park 1, LLC and NNN Pacific Corporate Park VF, LLC

 Date: _________________, 2005       By: Triple Net Properties Realty, Inc.
                                     Authorized Agent for Landlord

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________